Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193310) pertaining to the ITI, Inc. 2003 Equity Incentive Plan, as amended, and the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan of our report dated March 25, 2014 with respect to the financial statements of Intra-Cellular Therapies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

McLean, VA

March 25, 2014